As filed with the Securities and Exchange Commission on June 21, 2022
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	41‑1590959 (I.R.S. Employer Identification No.)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)
G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended
(Full title of the plan)

Morris Goldfarb, Chief Executive Officer
G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York 10018
(Name and address of agent for service)
(212) 403-0500
(Telephone number, including area code, of agent for service)

Copy to:

Neil Gold, Esq.
Steven Suzzan, Esq.
Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019
Telephone: (212) 318-3000
Facsimile: (212) 318-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 1,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of G-III Apparel Group, Ltd. (the “Company”) for issuance pursuant to awards under the G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E of Form S-8, the contents of (i) the Company’s Registration Statement on Form S-8 (File No. 333-205602), filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2015, to register 2,500,000 shares of Common Stock for issuance pursuant to awards under such Plan, (ii) the Company’s Registration Statement on Form S-8 (File No. 333-232338), filed with the Commission on June 25, 2019, to register an additional 2,500,000 shares of Common Stock for issuance pursuant to awards under such Plan and (iii) the Company’s Registration Statement on Form S-8 (File No. 333-257255), filed with the Commission on June 21, 2021, to register an additional 800,000 shares of Common Stock for issuance pursuant to awards under such Plan, are each incorporated herein by reference except as otherwise amended or superseded hereby.  Effective June 9, 2022, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock that may be issued under the Plan. After giving effect to the additional shares registered under this Registration Statement, the aggregate number of shares of Common Stock registered for issuance under the Plan will be 7,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the Company are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed on March 28, 2022;
●	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022, filed on June 7, 2022;
●	the Company’s Current Reports on Form 8-K filed on March 24, 2022, March 31, 2022 (two filings), May 2, 2022, June 2, 2022, June 14, 2022; and
●	the description of the Company’s capital stock contained in the Company’s Form 8-K filed on November 1, 2012, as amended by Exhibit 4.2 (Description of Securities) to the Company’s Form 10-K filed on March 30, 2020, and as amended by any subsequent amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that we have disclosed or may disclose under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that we have from time to time furnished or may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.            Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
5.1*	Opinion of Norton Rose Fulbright US LLP.

10.1	G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on June 14, 2022).

23.1*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2022.

G-III APPAREL GROUP, LTD.

By:	/s/ Neal S. Nackman
Neal S. Nackman
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MORRIS GOLDFARB and NEAL S. NACKMAN, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Morris Goldfarb	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 21, 2022
Morris Goldfarb

/s/ Neal S. Nackman	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 21, 2022
Neal S. Nackman

/s/ Sammy Aaron	Director, Vice Chairman and President	June 21, 2022
Sammy Aaron

/s/ Thomas J. Brosig	Director	June 21, 2022
Thomas J. Brosig

/s/ Alan Feller	Director	June 21, 2022
Alan Feller

/s/ Jeffrey Goldfarb	Director	June 21, 2022
Jeffrey Goldfarb

/s/ Victor Herrero	Director	June 21, 2022
Victor Herrero

/s/ Robert L. Johnson	Director	June 21, 2022
Robert L. Johnson

/s/ Patti H. Ongman	Director	June 21, 2022
Patti H. Ongman

/s/ Laura Pomerantz	Director	June 21, 2022
Laura Pomerantz

/s/ Cheryl Vitali	Director	June 21, 2022
Cheryl Vitali

/s/ Lisa Warner Wardell	Director	June 21, 2022
Lisa Warner Wardell

/s/ Richard White	Director	June 21, 2022
Richard White

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Norton Rose Fulbright US LLP.

10.1	G-III Apparel Group, Ltd. 2015 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on June 14, 2022).

23.1*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.